NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on December 22nd, 2005

Notice is hereby given that the Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting") of M-Systems Flash Disk Pioneers Ltd. (the "Company") will be held on Thursday, December 22nd, 2005, at 10:00 a.m. Israel time, at the offices of the Company at 7 Atir Yeda St., Kfar Saba 44425, Israel, for the following purposes:

(1) To elect seven (7) persons to serve as members of the Company`s Board of Directors ("Directors"), in addition to the two (2) currently serving as external directors ("External Directors") within the meaning of the Israeli Companies Law 5759-1999 (the "Companies Law") who were elected at the Annual General Meeting held in 2003 for a term of three (3) years as required by the Companies Law; and

(2) To reappoint Kost Forer Gabbay & Kasierer (a member of Ernst & Young International) as the Company`s independent auditors until the next annual general meeting, and to authorize the Audit Committee of the Board to set the remuneration of the auditors in accordance with the volume and nature of their services; and

(3) To approve the compensation and grant of stock options to the Directors, including those Directors who serve as employees of the Company, and to approve changes in the vesting provisions of options to be issued to External Directors; and

(4) To approve the change in the Company`s name to M-Systems Ltd., or such other name incorporating the words "M-Systems" as shall be approved by the Israeli Registrar of Companies;

(5) To adopt certain amendments to the Company`s articles of association, including certain changes resulting from the March 2005 amendment to the Companies Law;

(6) To approve amendments to the indemnification agreements between the Company and its officers and directors in order to ensure that these agreement conform to recent amendments of the Companies Law; and

(7) To approve an increase to the coverage under the Company`s current insurance policy for directors and officers with a new insurance policy which will provide for an aggregate coverage of up to US$ 50 million.

In addition, at the Annual General Meeting the Company`s management will review the Company`s Consolidated Financial Statements for the year ended December 31st, 2004 and answer questions relating thereto.

Shareholders of record at the close of business on November 14th, 2005 are entitled to notice of, and to vote at, the Meeting.  All shareholders are cordially invited to attend the Annual General Meeting in person.

Shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the pre-addressed, stamped envelope provided.  Shareholders who attend the meeting may revoke their proxy and vote their shares in person.

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Joint holders of Ordinary Shares should take note that, pursuant to Article 30(d) of the Articles of Association of the Company, the vote of the senior of the joint holders of any Ordinary Shares who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) of such Ordinary Share, and for this purpose seniority will be determined by the order in which the names were registered in the Company`s Registrar of Members.

By Order of the Board of Directors,

Dov Moran

Chairman of the Board, President and Chief Executive Officer

M-Systems Flash Disk Pioneers Ltd.

December 1st, 2005

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY FORM IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS SOON AS POSSIBLE.

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7 Atir Yeda Street

Kfar Saba 44425, Israel

ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on December  22nd, 2005

PROXY STATEMENT

This Proxy Statement is furnished to the holders of Ordinary Shares, NIS 0.001 nominal value per share (the "Ordinary Shares"), of M-Systems Flash Disk Pioneers Ltd. ("M-Systems" or the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies for use at the Annual General Meeting (the "Annual General Meeting" or the "Meeting") of the shareholders of the Company (the "Shareholders"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held on Thursday, December 22nd, 2004, at 10:00 a.m., local time, at the offices of the Company located at 7 Atir Yeda St., Kfar Saba 44425, Israel.

The Board of Directors has proposed the following Resolutions for adoption at the Annual General Meeting:

(i)                     That seven (7) persons be elected to serve as members of the Board of Directors ("Directors"), in addition to the two (2) currently serving as external directors ("External Directors") within the meaning of the Israeli Companies Law, 5759-1999, of the State of Israel (the "Companies Law") who were elected at the Annual General Meeting held in 2003 for a fixed term of three (3) years as required by the Companies Law and who are not subject to re-election; and

(ii)                    That Kost Forer Gabbay & Kasierer (a member of Ernst & Young International) be reappointed as the Company`s independent auditors until the Company`s next annual general meeting , and that the Audit Committee of the Board (the "Audit Committee") be authorized to set the remuneration of the auditors in accordance with the volume and nature of their services; and

(iii)                  That the annual compensation, per meeting payments and grants of stock options to the Company`s Directors be approved, including those Directors who also serve as employees of the Company and that the change in vesting provisions of options to be granted to long-serving External Directors be approved; and

(iv)                  That the Company change its name to M-Systems Ltd., or such other name including the words "M-Systems" as shall be approved by the Israeli Registrar of Companies;

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(v)                   That the Company adopt certain amendments to its articles of association (the "Articles"), including certain amendments intended to conform the Articles to recent amendments to Israel`s Companies Law; and

(vi)                  That the Company approve amending the indemnification agreement between the Company and its Directors and officers in order to conform these agreements to recent amendments to the Companies Law; and

(vii)                That the Company approve an increase to the coverage under the Company`s insurance policies for directors and officers.

In addition, the Company`s management will review the Company`s Consolidated Financial Statements for the year ended December 31st, 2004 at the Annual General Meeting and answer questions relating thereto.

Each of the resolutions listed above shall be deemed adopted if approved by the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting thereon.

A form of proxy for use at the Meeting and a return envelope for the proxy are also enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting. Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if properly executed and received by the Company prior to the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above.

Proxies are expected to be mailed to shareholders on or about December 1st, 2005 and will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, telecopier or other personal contact. The Company will bear the costs of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Ordinary Shares.

On November 14th, 2005 (the "Record Date"), the Company had outstanding 36,563,780 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting. Only Shareholders of record as of the Record Date, will be entitled to notice of, and to vote at, the Annual General Meeting. Two (2) or more Shareholders holding in the aggregate more than twenty five percent (25%) of the outstanding Ordinary Shares, and present in person or by proxy and entitled to vote, will constitute a quorum at the Annual General Meeting. If a quorum is not present at the time and date scheduled for the Meeting, the Chairman may adjourn the Meeting to the same day and time in the next week (or thereafter), at which adjourned Meeting any two Shareholders present in person or by proxy and entitled to vote will constitute a quorum.

If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein or, if no instruction is noted, will be voted in favor of the matters described. With respect to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Proxies may be marked as abstaining on any matter to be acted upon by Shareholders (other than the election of directors); such proxies will be treated as present at the Meeting for purposes of determining the existence of a quorum but will not be counted as votes cast on such matters.

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ITEM 1

ELECTION OF DIRECTORS

The Articles provide that the Board shall consist of such number of Directors (not less than two nor more than fourteen) as may be fixed, from time to time, by the Shareholders. At this time, management is recommending six (6) nominees for election as Directors to serve as Directors until the next Annual General Meeting of the Shareholders. It is intended that proxies will be voted for the election of the six (6) nominees named in the following table (all of whom currently serve as Directors). If elected, Messrs. Moran, Mergi, and Ben Shalom, Dr. Wagner and Ms. Gross and Ms. Simon are each to hold office as Directors until the next Annual General Meeting and until his or her successor shall have duly taken office, unless his or her office as Director is earlier vacated under any relevant provisions of the Articles.

In addition to the six (6) nominees for election as Directors, the Company has two (2) other Directors - Messrs. Itsik Onfus and Yair Shoham - who constitute External Directors under the Companies Law and, pursuant to the requirements of the Companies Law, were elected at the Annual General Meeting held in 2003, to hold office for a period of three (3) years until the Annual General Meeting to be held in 2006.

Should any of the nominees be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. The Company is not aware of any reason why any one of the nominees, if elected, would be unable to serve as a Director.

Nominees for the Board

The name of each of the nominees, his or her present principal occupation or employment, and the year in which he or she first became a Director, are as follows:

Name of Nominee	Position with the Company	Director Since
Dov Moran	President, Chief Executive Officer and Chairman of the Board	1989
Aryeh Mergi	Executive Vice President of Business Development and Director	1989
Dana Gross	Chief Marketing Officer and Director	2000
Dr. Hans Wagner(1)	Director	2002
Yossi Ben Shalom(1)(2)	Director	2003
Zehava Simon(1)	Director	2005
Yuval Neeman

(1) Independent Director under NASDAQ rules (together with the External Directors, Messrs. Shoham and Onfus).

(2) Serves as the Chairman of the Audit Committee (of which the External Directors, Messrs. Shoham and Onfus, also serve as members) and qualifies as a `Financial Expert` under the Sarbanes-Oxley Act of 2002.

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The background of each nominee is as follows:

Dov Moran. Mr. Moran is a founder of M-Systems and has been a director and President, Chief Executive Officer and Chairman of the Board of Directors of M-Systems since 1989. Mr. Moran also serves on the board of directors of some of our subsidiaries. From 1984 to 1989, Mr. Moran was an independent consultant in the computer industry. Prior thereto, Mr. Moran served in the Israeli Navy for seven years and was director of its microprocessors department. Mr. Moran received a B.Sc. in Computers and Electronic Engineering (with honors) from the Technion, Israel Institute of Technology, in Haifa, Israel in 1977.

Aryeh Mergi. Mr. Mergi is a founder of M-Systems and has been a director of M-Systems since 1989 and also serves on the board of directors of some of our subsidiaries. Mr. Mergi has been our Executive Vice President of Business Development of the Company since 2000. From 1995 to 2000, he served as Executive Vice President of Sales and Marketing. From 1989 to 1995, he served as Vice President of Research and Development. Mr. Mergi also serves of the board of directors of WideMed Ltd., of which he is a founder, since May, 2000, and of Kidin, a company founded by his wife, since 1999. Mr. Mergi received a B.Sc. in Electronic Engineering (with honors) from the Technion, Israel Institute of Technology, in Haifa, Israel in 1988.

Dana Gross. Ms. Gross, a director of the Company since September 2000, joined the Company in July, 1992 as Vice President of Operations and has served in various management positions, including, among others, as Chief Financial Officer and President of our US subsidiary, M-Systems, Inc.  Mr. Gross also serves on the board of directors of some of our subsidiaries. Currently, she serves as the Company`s Chief Marketing Officer since July, 2002. Ms. Gross also serves on the board of directors of AudioCodes Ltd. (Nasdaq: AUDC), since June, 2000, and of PowerDsine Ltd. (Nasdaq: PDSN), since September, 2004. Ms. Gross received a B.Sc. in Industrial Management Engineering (with honors) from Tel-Aviv University in 1992 and an M.B.A. degree from San Jose State University in 1997.

Dr. Hans Wagner. Dr. Wagner has served as a director of M-Systems since November, 2002.  Dr. Wagner also serves as chairman of each of Bamboo Multicasting Ltd. and Kibi Ltd., two Israeli start up companies in the mobile phone sector. .Until 2003, Dr. Wagner was as a Senior Partner of Omega Partners Ltd., a telecommunications consultancy firm, of which he was a founder in 1977. Dr. Wagner also founded and serves as a director of Ozone Ltd., a manufacturer of recycling devices founded in 1996, and served as chairman of Pelikon Ltd., a developer and manufacturer of electro-luminescent displays founded in 2000. From 1995 to 2000, Dr. Wagner served as a strategic advisor to the management of Ericsson Mobile LM. From 1984 to 1992, Dr. Wagner was a founder and served as chairman of Technophone, a mobile telephone manufacturer which was then the worldwide number three in sales prior to its acquisition by Nokia. From 1973 to 1977, Dr. Wagner served as the Assistant Secretary General of the UNDP. From 1969 to 1973, Dr. Wagner served as the CEO of SONAB AB, Sweden`s second largest communication equipment manufacturer. From 1963 to 1969, Dr. Wagner served as the COO of Incentive AB, Sweden`s largest technical conglomerate. Dr. Wagner holds a Masters degree in Chemical Engineering, an M.B.A. degree from the Stockholm School of Economics and a Ph.D. from the Massachusetts Institute of Technology. Dr. Wagner qualifies as an independent director under applicable Nasdaq rules.

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Yossi Ben Shalom. Mr. Ben Shalom has served as a director of the Company since January, 2003. Mr. Ben Shalom is a co-founder of DBSI Investments Ltd. Before establishing DBSI Investments, Mr. Ben-Shalom had been Executive Vice President and Chief Financial Officer of Koor Industries Ltd. (NYSE: KOR) from 1998 through 2000. Before that, Mr. Ben-Shalom served as Chief Financial Officer of Tadiran Ltd. Mr. Ben Shalom also serves as active chairman of the board of directors of Nexus Telocation Ltd. (Nasdaq: NXUSF.OB) and as a member of the board of directors of Cimatron Ltd. (Nasdaq: CIMT). Mr. Ben Shalom holds a B.A. in Economics and an MA in Business Management from Tel Aviv University. Mr. Ben Shalom qualifies as an independent director under applicable Nasdaq rules.

Zehava Simon. Ms. Simon joined our Board in May, 2005. Since 2002, Ms. Simon has served as Chief Executive Officer of BMC Software Israel, Ltd. after having served in various positions at BMC from 2000 to 2002. Prior to her joining BMC, Ms. Simon served as CFO & Operations manager for Intel`s Israeli subsidiaries. Ms. Simon received her B.A. degree from the Hebrew University, Jerusalem in 1981, an M.Sc. in Business Management degree from the joint program of Boston University/Ben Gurion University in 1991 and an LLB from the Interdisciplinary Center, Herzliya in 2003. Ms. Simon qualifies as an independent director under applicable Nasdaq rules.

Yuval Neeman. Mr. Neeman was nominated in November 2005 to join the Board.  Since 1989 and until recently, Mr. Neeman has been with Microsoft Corporation, most recently, as its Corporate Vice President of Storage and Platform Solutions. Prior to this position, Mr. Neeman served in various other management positions at Microsoft including as its Vice President Engineering Enterprise Storage Division and its Vice President of Developer Division, where he led the development of Microsoft Visual Studio® .NET and Microsoft .NET Framework. Mr. Neeman received his B.Sc. in computer engineering in 1984 and an M.Sc. in Computer Science in 1989, each from the Technion, Israel Institute of Technology, in Haifa, Israel.

Alternate Directors

The Companies Law provides that a Director may appoint (subject to appropriate provision in the Articles which do so permit), by written notice to the Company, any individual to serve as an alternate Director so long as such individual does not already serve as a Director or an alternate Director. Any alternate Director will have all of the rights and obligations of the Director appointing him or her. The alternate Director may not act at any meeting at which the Director appointing him or her is present. An alternate Director may act as the alternate for only one Director. Unless the time period or scope of any such appointment is limited by the appointing Director, the appointment will be effective for all purposes and for an indefinite time, but will expire upon the expiration of the appointing Director`s term. Currently, no alternate Directors have been appointed by Directors of the Company.

Committees of the Board

The Articles provide that the Board may delegate any of its powers to one or more committees of the Board, as it deems appropriate, all subject to the provisions of the Companies Law which limit the delegation of certain powers of the Board to its own committees.

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Compensation of Directors and Officers

The Company has Employment Agreements with Dov Moran, Aryeh Mergi and Dana Gross in their capacity as described above.

The Board recommends a vote FOR all of the nominees to the Board.

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ITEM 2

REAPPOINTMENT OF AUDITORS

At the Annual General Meeting, Kost Forer Gabbay & Kasierer, Certified Public Accountants (Israel), a member of Ernst & Young International, will be recommended by the management of the Company to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2005, and to serve as its independent auditors until the next annual general meeting. Kost Forer Gabbay & Kasierer has no other relationship with the Company or any affiliate of the Company.

The Board will present the following Ordinary Resolution at the Annual General Meeting:

"RESOLVED, that Kost Forer Gabbay & Kasierer be, and they hereby are, appointed to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2005, and to serve as its independent auditors until the next annual general meeting, and that the Audit Committee of the Board be, and it hereby is, authorized to set the remuneration of said auditors in accordance with the volume and nature of their services."

The Board recommends a vote FOR approval of the proposed Ordinary Resolution appointing Kost Forer Gabbay & Kasierer to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2005, and to serve as its independent auditors until the next annual general meeting and authorizing the Audit Committee to set the remuneration of said auditors in accordance with the volume and nature of their services.

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ITEM 3

APPROVAL OF COMPENSATION AND THE GRANT OF STOCK OPTIONS TO DIRECTORS OF THE COMPANY

The Company`s success depends and will depend to a significant extent on the performance of its management and senior employees, including Messrs. Dov Moran and Aryeh Mergi and Ms. Dana Gross, who serve as the Company`s Chairman of the Board, President and Chief Executive Officer, its Executive Vice President of Business Development, and its Chief Marketing Officer, respectively. The Company further relies and will rely on the services of its Non-Employee Directors, including Dr. Hans Wagner and Messrs. Yossi Ben Shalom, Yair Shoham, Itsik Onfus and Ms. Zehava Simon. The loss of the services of any of its Directors could have an adverse effect on the Company. In recognition of the importance of these Directors to the Company, the Board and its Audit Committee have approved, subject to the approval of the Shareholders, the grant of options and payment of compensation to these Directors.

Under the Companies Law, compensation paid to any Director, including the grant of stock options, is subject to the approval of the General Meeting.

In connection with clause (ix) below, we note that the service of our External Directors is limited under Israeli law to two three-year terms. The purpose of this change in vesting is to enable these directors and other long-serving directors to benefit from the options granted to them prior to the termination of their service.

The Board and its Audit Committee will present the following Ordinary Resolutions at the Annual General Meeting:

"Following the approval both by the Audit Committee and the Board, in compliance with the requirements of the Companies Law, it is hereby:

(i) RESOLVED, that the grant to Mr. Dov Moran, the Company`s Chairman of the Board, President and Chief Executive Officer, of options to purchase One Hundred Thousand (100,000)  Ordinary Shares, on such terms as determined by the Board and such other terms and conditions as are set forth in the Option Plan, be, and the same hereby is, approved;

(ii) RESOLVED, that the grant to Mr. Aryeh Mergi, the Executive Vice President of Business Development and a Director, of options to purchase Eight Thousand (8,000) Ordinary Shares, on such terms as determined by the Board and such other terms and conditions as are set forth in the Option Plan, be, and the same hereby is, approved;

(iii) RESOLVED, that the grant to Ms. Dana Gross, the Chief Marketing Officer and a Director, of options to purchase Twenty Five Thousand (25,000) Ordinary Shares, on such terms as determined by the Board and such other terms and conditions as are set forth in the Option Plan, be, and the same hereby is, approved;

(iv) RESOLVED, that the grant to Dr. Hans Wagner, a Non-Employee Director, of options to purchase Eight Thousand (8,000) Ordinary Shares, on such terms as determined by the Board and such other terms and conditions as are set forth in the Option Plan, be, and the same hereby is, approved;

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(v) RESOLVED, that the grant to Yossi Ben Shalom, a Non-Employee Director and Chairman of the Audit Committee, of options to purchase Eight Thousand (8,000) Ordinary Shares, on such terms as determined by the Board and such other terms and conditions as are set forth in the Option Plan, be, and the same hereby is, approved;

(vi) RESOLVED, that the grant to Zehava Simon, as an initial grant to a newly-appointed Non-Employee Director, of options to purchase Fifteen Thousand (15,000) Ordinary Shares, on such terms as determined by the Board and such other terms and conditions as are set forth in the Option Plan, be, and the same hereby is, approved;

(vii) RESOLVED, that the respective grants to each of Messrs. Yair Shoham and Itsik Onfus, each an External Director, of options to each to purchase Eight Thousand (8,000) Ordinary Shares, on such terms as determined by the Board and such other terms and conditions as are set forth in the Option Plan, be, and the same hereby is, approved;

(viii) RESOLVED, that beginning as of April 19, 2005, the date such compensation was approved by the Board, the payment to each of the directors, other than the Chairman of the Board,  of compensation for their service as directors in the amount of US $10,000 per year and US $400 per in-person board or committee meeting;

(ix) RESOLVED, that, in order to enable External Directors, whose service is limited under the Companies Law to a maximum of six years to benefit from the options granted to them prior to the termination of their service, in the event that the service of any External Director who has served for five years or more is terminated for any reason other than the matters listed in Section 226(a) of the Companies Law, all unvested options issued henceforth held by such director shall automatically vest and become exercisable immediately prior to such termination.

Since the members of the Board have a personal interest in the Ordinary Resolutions approving the compensation and grant of options to the Directors, the Board does not express any opinion or recommendation with respect thereto.

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ITEM 4

CHANGE OF COMPANY NAME

The Board has proposed to change the name of the Company from M-Systems Flash Disk Pioneers Ltd. to M-Systems Ltd., as the Company has become known. Any change of name of an Israeli company is subject to the approval of the Registrar of Companies of the State of Israel.  In order to maintain maximum flexibility pending such approval, the Board of Directors has proposed that the General Meeting authorize a change of name to any name incorporating the words "M-Systems".

The Board will present the following Ordinary Resolution at the Annual General Meeting:

"RESOLVED, that the name of the Company be, and hereby is, changed to M-Systems Ltd., or such other name incorporating the words "M-Systems" as shall be approved by the Israeli Registrar of Companies, and that effective upon such approval the Articles shall be deemed amended to reflect such new name."

The Board recommends a vote FOR approval of the proposed Ordinary Resolution changing the name of the Company to M-Systems Ltd., or such other name incorporating the words "M-Systems" as shall be approved by the Israeli Registrar of Companies, and, effective upon such approval, amending the Articles to reflect such new name.

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ITEM 5

AMENDMENT AND REPLACEMENT OF ARTICLES OF ASSOCIATION

In March 2005, Israel`s Companies Law underwent an amendment. Some of these amendments relate to issues that are addressed in our Articles. In order to maintain the effectiveness of our Articles, the Board has proposed various amendments to the Articles, inter alia, to conform the Articles to the amendments to the Companies Law. Attached hereto as Exhibit A is the proposed revised Articles of Association, marked to show changes from our current Articles.

The proposed changes to our Articles of Association include, but are not limited to:

(i)                  Defining permitted activities of the Company, including the making of charitable contributions deemed worthy by the Board of Directors (Article 2): The Companies Law requires a company to define its scope of business activities.  If a company wishes to make charitable contributions, it is required to provide for such ability expressly in its articles.  The proposed amendment to Article 2 specifies that we may engage in any activity permitted by law, and may make charitable contributions from time to time.

(ii)                Allowing notice of General Meetings by publication or delivery (Article 23):  The Companies Law gives public companies, like ours, the flexibility of notifying shareholders of meetings either by mailing or by published notices, provided that the company`s articles specifically allow for either type of notice.  The proposed amendment to Article 23 confirms that we shall have this flexibility.

(iii)               Specifying the circumstances of removal of directors from office (Articles 37 and 40):  The Companies Law states that directors will generally remain in office until the annual meeting next following the annual meeting at which they were elected.  The Companies Law allows the General Meeting to remove directors from office, provided that the director is given an opportunity to present his case to the General Meeting, unless the articles of association provide otherwise.  Since the term of office of a director for our Company is only one-year, the amended Articles do not allow for such removal of a director during his term of office.  This revision does not derogate from the ability to remove a director for cause in certain circumstances as set out in Article 40(a).

(iv)              Specifying that a person appointed to serve as an Alternate Director may only act in that capacity on behalf of a single director (Article 43):  The Companies Law allows a director to appoint an alternate director to serve in his place for a specified period of time.  The Companies Law does not allow, however, a single person to serve as alternate director for more than one person simultaneously.  The amended Articles clarify that no person may serve as alternate director on behalf of more than one director.

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(v)                Specifying the minimum notice for meetings of the Board (Article 44).  The Companies Law allows a company`s articles of association to specify the minimum notice required for meetings of the board of directors.  Our Articles currently state that a minimum of two days` notice must be given prior to a meeting of the Board.  The amended Articles allow meetings to be called on shorter notice if circumstances so require.

(vi)              Specifying the method of approving dividends (Article 50).  Our Articles currently distinguish between interim dividends, which may be declared by the Board, and final dividends, which are declared by the General Meeting after being recommended by the Board.  Our amended Articles give the Board the authority to declare all dividends.

(vii)             Specifying the maximum term of appointment of auditors (Article 63).  The Companies Law allow the General Meeting, if it chooses, to appoint auditors to a term of as long as three years, if permitted by the articles of association.  Our amended Articles give the General Meeting this flexibility.

(viii)           Replacing the provisions governing insurance, indemnity and exculpation of directors to conform to the Companies Law as recently amended (Article 65).  Our Articles currently allow the Company to provide insurance for our officers and directors, to indemnify our directors from certain types of liability, and to exempt directors from certain types of liabilities.  These provisions were based on certain provisions of the Companies Law, which were recently amended.  Our amended Articles replace these provisions addressing these issues, in order to conform to the recently adopted amendments to the Companies Law.  The changes include: allowing the Company to indemnify directors in advance for certain types of litigation expenses, such as expenses arising from criminal investigations that do not result in an indictment, requiring an agreement to indemnify directors to be limited to specific events described in such agreement, and prohibiting the Company from granting exculpation in advance for an improper dividend.

The above list is only a summary, and shareholders are urged to review the form of Articles of Association set forth in Appendix A.

The Board will present the following Ordinary Resolution at the Annual General Meeting:

"RESOLVED, that the Articles of Association of the Company be, and hereby are, amended and restated in their entirety in the form attached hereto as Appendix A."

The Board recommends a vote FOR approval of the proposed Ordinary Resolution amending and replacing the Articles of Association of the Company in the form attached hereto as Appendix A.

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ITEM 6

The Companies Law authorizes the Audit Committee, Board and General Meeting to approve the indemnification of directors and officers of the Company, to the extent permitted by Law and as set forth in the Articles. The Audit Committee and the Board have approved and recommend that the General Meeting approve the amendment of the current indemnification agreement between the Company and its officers and directors in the form attached hereto as Appendix B. This amended and restated indemnification agreement conforms to the amendment to our Articles set forth above and will not be brought before the shareholders for approval if Item 5 herein is not approved. The proposed amendment ensures that our officers and directors have indemnification to the fullest extent permitted by law and in addition, the amended agreement reflects recent amendments to the Companies Law relating to the permissible scope and amounts under such indemnification agreement.

It is proposed that the following resolution be adopted at the Meeting:

"RESOLVED, that the amendment to the current indemnification agreements between the Company and its directors and officers as set forth in Appendix B, be approved.

The Board recommends a vote FOR approval of the proposed Ordinary Resolution to amend the indemnification agreements.

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ITEM 7

Due to the growing worldwide activities of the Company, the Company is required to provide for adequate insurance for its directors and officers.  Without providing an adequate level of insurance coverage, the Company does not believe that it will be able to secure the services of qualified directors and officers.  The Company proposes to replace its current insurance policy with a new insurance policy which will provide for an aggregate coverage of up to $50 million.

It is proposed that the following resolution be adopted at the Meeting:

"RESOLVED, that the Company shall endeavor to obtain a new directors and officers insurance policy (the "New Policy") to replace its current policy, which will provide for an aggregate coverage of  up to $50 million. Management of the Company is authorized to negotiate and finalize the terms of the New Policy substantially in accordance with the above terms."

The Board recommends a vote FOR approval of the proposed Ordinary Resolution to replace the current directors and officers insurance policy with a new policy with an aggregate coverage of up to $50 million.

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Additional Matters for Discussion

CONSIDERATION OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31st, 2004 AND THE RELATED OPERATING AND FINANCIAL REVIEW AND PROSPECTS

At the Meeting, management will review the Consolidated Financial Statements and answer appropriate questions relating thereto. Both the Consolidated Financial Statements and the Operating and Financial Review and Prospects were included in the Company`s Annual Report on Form 20-F for the year ended on December 31, 2004, which has been filed with the United States Securities and Exchange Commission on May 27, 2005. The Form 20-F may be viewed on and copied and printed from either the Company`s website, www.m-systems.com, or the website of the SEC, www.sec.gov. In the event that you desire a copy of the Company`s 2004 Form 20-F and do not have access to the aforementioned websites, please contact the Company`s Legal Department at the address first listed above, and a copy will be mailed to you.

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OTHER BUSINESS

Management knows of no other business to be transacted at the Meeting; but, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board,

Dov Moran

Chairman of the Board, President and Chief Executive Officer

M-Systems Flash Disk Pioneers Ltd.

Kfar Saba, Israel

December 1st, 2005

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Appendix A

ARTICLES OF ASSOCIATION

OF

M-SYSTEMS FLASH DISK PIONEERS LTD.

A COMPANY LIMITED BY SHARES

1.   INTERPRETATION

(a) In these Articles, the words standing in the first column of the table next hereinafter contained shall bear the meaning set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

"The Company" - M-Systems Flash Disk Pioneers Ltd.

"External Directors" shall mean directors appointed and serving in accordance with Sections 239 through 249 of the Companies Law.

The "Companies Law" shall mean the Companies Law, 5759-1999, as it may be amended from time to time, and any regulations promulgated thereunder.

"These Articles" - These Articles of Association as originally adopted or as amended from time to time by Ordinary Resolution, except for the amendment of Section 26A hereunder, which shall be amended only by a Special Resolution.

"The Office" - The current registered office from time to time of the Company.

"Year" and "Month" - a Gregorian month or year.

(b) Unless the subject or the context otherwise requires: words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

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2. PUBLIC COMPANY LIMITED BY SHARES; CORPORATE PURPOSE

(a) This Company is a Public Company, as such a term is defined in the Companies Law. The Company is a company limited by shares. The liability of the shareholders for the indebtedness of the Company is limited as follows: (i) if the shares of the Company have a nominal value, the liability of each shareholder for the indebtedness of the Company is limited to payment of the unpaid portion of the nominal value of the shares of that shareholder; and (ii) if at any time the Company shall issue shares with no nominal value, the liability of the shareholders shall be limited to payment of the amount which the Shareholders should have paid to the Company in the respect of each share according to the conditions of issue.

(b) The Company may engage in any activity permitted by law, including charitable donations to causes deemed to be worthy by the Board of Directors.

SHARE CAPITAL

3. SHARE CAPITAL

(a) The authorized share capital of the Company is one hundred thousand New Israeli Shekels (NIS100,000) divided into one hundred million (100,000,000) Ordinary Shares, par value NIS0.001 per share.

(b) The Ordinary Shares all rank pari passu in all respects.

4. INCREASE OF AUTHORIZED SHARE CAPITAL

(a) The Company may, from time to time, by Ordinary Resolution (as defined in Article 26(a) below), whether or not all the shares then authorized have been issued and whether or not all the shares theretofore issued have been called up for payment, increase its authorized share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Ordinary Resolution shall provide.

(b) Except to the extent otherwise provided in such Ordinary Resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares of the same class included in the existing share capital (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).

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5. SPECIAL RIGHTS; MODIFICATION OF RIGHTS

(a) Subject to the provisions of the Memorandum of Association of the Company, and without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Ordinary Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Ordinary Resolution provided that any resolution with respect to the issuance of shares will be made only by the Board of Directors.

(b)         (i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by a Special Resolution (as defined in Article 26(a) below), subject to the consent in writing of the holders of seventy-five percent (75%) of the issued shares of such class or the adoption of a Special Resolution passed at a separate General Meeting of the holders of the shares of such class.

(ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be two or more members present in person or by proxy and holding not less than twenty five per cent (25%) of the issued shares of such class.

(iii) Unless otherwise provided by these Articles, the enlargement of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 5(b), to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

6. CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL

(a) The Company may, from time to time, by Ordinary Resolution (subject, however, to the provisions of Article 5(b) hereof and to applicable law):

(i) consolidate and divide all or part of its issued or unissued authorized share capital into shares of a per share nominal value which is larger than the per share nominal value of its existing shares;

(ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association;

(iii) cancel any shares which, at the date of the adoption of such Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; or

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(iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b) With respect to any consolidation of issued shares into shares of a larger nominal value per share, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:

(i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share.

(ii) allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 6(b)(iv).

SHARES

7. ISSUANCE OF SHARE CERTIFICATES; REPLACEMENT OF LOST CERTIFICATES

(a) Share Certificates shall be issued under the corporate seal of the Company and shall bear the signature of one Director, or of any other person or persons authorized therefor by the Board of Directors.

(b) Each member shall be entitled to one or several numbered certificate for all the shares of any class registered in his name, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

(c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Members in respect of such co-ownership.

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(d) A share certificate which has been defaced, lost or destroyed, may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.

8. REGISTERED HOLDER

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

9. ALLOTMENT OF SHARES

The unissued shares from time to time shall be under the sole control of the Board of Directors, who shall have the power to allot, issue or otherwise dispose of shares to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 11(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Law, at a discount and/or with payment of commission, and at such times, as the Board of Directors deems fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors deems fit.

10. PAYMENT IN INSTALLMENTS

If pursuant to the terms of allotment or issue of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.

11. CALLS ON SHARES

(a) The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon members in respect of any sum which has not been paid up in respect of shares held by such members and which is not pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the Company at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rate payment on account of all the shares in respect of which such call was made.

(b) Notice of any call for payment by a member shall be given in writing to such member not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment.

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Prior to the time for any such payment fixed in a notice of a call given to a member, the Board of Directors may in its absolute discretion, by notice in writing to such member, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment. In the event of a call payable in installments, only one notice thereof need be given.

(c) If pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 11, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

(d) Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

(e) Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe.

(f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls in respect of such shares.

12. PREPAYMENT

With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 12 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

13. FORFEITURE AND SURRENDER

(a) If any member fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, resolve to forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorney`s fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of, the amount payable to the Company in respect of such call.

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(b) Upon the adoption of a resolution as to the forfeiture of a member`s share, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c) Without derogating from Articles 52 and 57 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share not fully paid for.

(e) Any share forfeited or surrendered as provided herein, shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

(f) Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 11(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another.

(g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 13.

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14. LIEN

(a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such member in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b) The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

(c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member in respect of such share (whether or not the same have matured), and the residue (if any) shall be paid to the member, his executors, administrators or assigns.

15. SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser`s name to be entered in the Register of Members in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Register of Members in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

16. REDEEMABLE SHARES

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

TRANSFER OF SHARES

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17. REGISTRATION OF TRANSFER

(a) No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent),  together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

(b) The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Members for registrations of transfers of shares during any year for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any such period during which the Register of Members is so closed.

18. RECORD DATE FOR NOTICES OF GENERAL MEETINGS AND OTHER ACTION

(a) Notwithstanding any provision of these Articles to the contrary, and in order to allow the Company to determine the members entitled to notice of, or to vote at, any Annual or Extraordinary General Meeting or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of, or to take or be the subject to, any other action, the Board of Directors may fix in advance, a record date, which shall not be more than forty (40), or any longer period permitted under the Companies Law, nor less than four (4) days before the date of such meeting or other action. A determination of members of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Any Shareholder or Shareholders of the Company holding, at least, one percent (1%) of the voting rights in the issued share capital of the Company may, pursuant to the Companies Law, request that the Board of Directors include a subject in the agenda of a General Meeting to be held in the future. Any such request must be in writing, must include all information related to subject matter and the reason that such subject is proposed to be brought before the General Meeting and must be signed by the shareholder or shareholders making such request. In addition subject to the Companies Law and the provisions of Article 37, the Board of Directors may include such subject in the agenda of a General Meeting only if the request has been delivered to the Secretary of the Company not later than sixty (60) days and not more than one hundred and twenty (120) days prior to the General Meeting in which the subject is to be considered by the shareholders of the Company.

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Each such request shall also set forth: (a) the name and address of the shareholder making the request; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; and (d) a declaration that all the information that is required under the Companies Law and any other applicable law to provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board of Directors, may, in its discretion to the extent it deems necessary, request that the shareholders making the request provide additional information necessary so as to include a subject in the agenda of a General Meeting, as the Board of Directors may reasonably require.

TRANSMISSION OF SHARES

19. DECEDENTS` SHARES

(a) In case of death of a registered holder of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 19(b) have been effectively invoked.

(b) Any person becoming entitled to a share in consequence of the death of any shareholder, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

20. RECEIVERS AND LIQUIDATORS

(a) The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a member or its properties, as being entitled to the shares registered in the name of such member.

(b) Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to a member or its properties, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

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GENERAL MEETINGS

21. ANNUAL GENERAL MEETING

(a) An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place, either within or without the State of Israel, as may be determined by the Board of Directors.

(b) Subject to the provisions of these Articles, the function of the Annual General Meeting shall be to elect the members of the Board of Directors; to receive the Financial Statements, the ordinary reports and accounts of the Company`s directors and auditors; to appoint the Company`s auditors and to fix their remunerations and to transact any other business which under these Articles or the Companies Law are to be transacted at a General Meeting.

22. EXTRAORDINARY GENERAL MEETINGS

All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings". The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting, at such time and place, within or out of the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 63 of the Companies Law.

23. NOTICE OF GENERAL MEETINGS; OMISSION TO GIVE NOTICE

(a) Not less than twenty-one (21) days` prior notice shall be given of every General Meeting. Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat, said notice to be delivered or publicized in any manner permitted under the Companies Law. Anything therein to the contrary notwithstanding, with the consent of all members entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

(b) The accidental omission to give notice of a meeting to any member, or the non-receipt of notice sent to such member, shall not invalidate the proceedings at such meeting.

PROCEEDINGS AT GENERAL MEETINGS

24. QUORUM

(a) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

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(b) In the absence of contrary provisions in these Articles, two or more members (not in default in payment of any sum referred to in Article 30(a) hereof), present in person or by proxy and holding shares conferring in the aggregate more than twenty five (25%) percent of the voting power of the Company, shall constitute a quorum of General Meetings.

(c) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting (other than an adjourned separate meeting of a particular class of shares as referred to in Article 5 of these Articles), any two (2) members (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

(d) The Board of Directors may determine, in its discretion, the matters that may be voted upon at the meeting by proxy in addition to the matters listed in Section 87(a) to the Companies Law.

25. CHAIRMAN

The Chairman, if any, of the Board of Directors, shall preside as Chairman at every General Meeting of the Company. If at any meeting the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Co-Chairman shall preside at the meeting. If at any such meeting both the Chairman and the Co-Chairman are not present or are unwilling to act as Chairman, the members present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

26. ADOPTION OF RESOLUTIONS AT GENERAL MEETINGS

(a)         (i) An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

(ii) A Special Resolution shall be deemed adopted if approved by the holders of not less than seventy-five percent (75%) of the voting power represented at the meeting in person or by proxy and voting thereon.

(b) Every resolution of the General Meeting shall be an Ordinary Resolution, unless these Articles specifically require a Special Resolution. Every question submitted to a General Meeting shall be decided by a show of hands, but the Chairman of the Meeting may determine that a resolution shall be decided by a written ballot. A written ballot may be implemented before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.

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(c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

26A.  SPECIAL RESOLUTION

Notwithstanding any of the other provisions of These Articles, any resolution to consummate a Merger, as defined in Section 1 of the Companies Law, or any other resolution with respect to the sale of all or substantially all of the Company shares or assets, whether in consideration for cash, stocks or otherwise, shall require a Special Resolution of the Company`s Shareholders. For the avoidance of any doubt, any amendment to this Section 26A shall require a Special Resolution.

27. RESOLUTIONS IN WRITING

A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

28. POWER TO ADJOURN

(a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b) It shall not be necessary to give notice of an adjournment, pursuant to Article 28(a), unless the meeting is adjourned for thirty (21) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.

29. VOTING POWER

Subject to the provisions of Article 30(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

30. VOTING RIGHTS

(a) No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid, but this Article 30(a) shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 5(b).

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(b) A company or other corporate body being a member of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

(c) Any member entitled to vote may vote either in person or by proxy (who need not be a member of the Company), or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 30(b).

(d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 30(d), seniority shall be determined by the order of registration of the joint holders in the Register of Members.

PROXIES

31. INSTRUMENT OF APPOINTMENTS

(a) An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

"I		of
	(Name of Shareholder)		(Address of Shareholder)
being a member of M-Systems Flash Disk Pioneers Ltd. hereby appoint of
	(Name of Proxy)		(Address of Proxy)
as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ___ day of _______, 20__ and at any
Adjournment(s) thereof.

Signed this ____ day of ___________, 20__.

_____________________
(Signature of Appointer)"

or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointer or such person`s duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

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(b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be presented to the Chairman at the meeting at which the person named in the instrument proposes to vote or be delivered to the Company (at its Registered Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such place as the Board of Directors may specify) not less than two (2) hours before the time fixed for such meeting, except that the instrument shall be delivered (i) twenty-four (24) hours before the time fixed for the meeting where the meeting is to be held in the United States and the instrument is delivered to the Company at its Registered Office or principal place of business, or (ii) forty-eight (48) hours before the time fixed for the meeting where the meeting is to be held outside of the United States of America and Israel and the instrument is delivered to the Company`s registrar or transfer agent.  Notwithstanding the above, the Chairman shall have the right to waive the time requirement provided above with respect to all instruments of proxies and to accept any and all instruments of proxy until the beginning of a General Meeting.

32. EFFECT OF DEATH OF APPOINTOR OR TRANSFER OF SHARE OR REVOCATION OF APPOINTMENT

(a) A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

(b) An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the member appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 31(b) for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 31(b) hereof, or (ii) if the appointing member is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such member of the revocation of such appointment, or if and when such member votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing member at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 32(b) at or prior to the time such vote was cast.

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BOARD OF DIRECTORS

33. POWERS OF BOARD OF DIRECTORS

(a) General

The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company by action of its members at a General Meeting. The authority conferred on the Board of Directors by this Article 33 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company by action of its members at a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

(b) Borrowing Power

The Board of Directors may from time to time, at its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c) Reserves

The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, including without limitation, capitalization and distribution of bonus shares, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

34. EXERCISE OF POWERS OF BOARD OF DIRECTORS

(a) A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors, whether in person or by any other means by which the Directors may hear each other simultaneously.

(b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

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(c) A resolution in writing signed by all of the Directors then in office and lawfully entitled to vote thereon or to which all of such Directors have given their written consent (by letter, telegram, telex, facsimile, telecopier, electronic mail or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman of the Board of Directors of the Company) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

35. DELEGATION OF POWERS

(a) The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of one or more persons (who are Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b) Without derogating from the provisions of Article 48, the Board of Directors may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors deems fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it deems fit.

(c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

36. NUMBER OF DIRECTORS

The Board of Directors of the Company shall consist of not less than two (2) and not more than fourteen (14) Directors.

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37. ELECTION AND REMOVAL OF DIRECTORS

Directors shall be elected at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of Directors, and each Director shall serve, subject to such Article 40 hereof, and, with respect to a Director appointed pursuant to Article 39 hereof, subject to such Article, until the Annual General Meeting next following the Annual General Meeting or General Meeting at which such Director was elected pursuant to this Article or Article 39 hereof.

38. QUALIFICATION OF DIRECTORS

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

39. CONTINUING DIRECTORS IN THE EVENT OF VACANCIES

In the event that , one or more vacancies is created in the Board of Directors, including without limitation a situation in which the number of Directors is less than the maximum number permitted under Article 36 (a "Vacancy"), the continuing Directors may continue to act in every matter, and, may appoint Directors to temporarily fill any such Vacancy, provided, however, that if the number of Directors is less than  four (4), they may only act in (i) an emergency; or (ii) to fill the office of director which has become vacant; or (iii) in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all Vacancies, so that at least four (4) Directors are in office as a result of said meeting. Notwithstanding the foregoing, in the event of Vacancy of an External Director, the Company shall elect a new External Director or take such other action as required under the Companies Law.

40. VACATION OF OFFICE

(a) The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he becomes bankrupt, or if the Director is a company, upon its winding-up, or if he is found by a court guilty of any of the felonies listed in Section 226 of the Companies Law, or as otherwise provided in the Companies Law.  Except as set forth in this Article 40(a), a Director may not be removed from office.

(b) The office of a Director shall be vacated by his written resignation.  Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later. Such written resignation shall include the reasons that lead the Director to resign from his office.

41. REMUNERATION OF DIRECTORS

A Director shall be paid remuneration by the Company for his services as Director to the extent such remuneration shall have been approved by the Company in accordance with the Companies Law.

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42. CONFLICT OF INTEREST

Subject to the provisions of the Companies  Law, no Director shall be disqualified by virtue of his office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director  shall be in any way interested, be avoided, nor, other than as required under The Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director`s holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at no later than the first meeting of the Board of Directors after the acquisition of his interest.

43. ALTERNATE DIRECTORS

(a) A Director may, by written notice to the Company given in the manner set forth in Article 43(b) below, appoint any individual who is qualified to serve as a director (provided that such individual is not a member of the Board of Directors) as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. The appointment of an Alternate Director shall be subject to the consent of the Board of Directors. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time concurrent with the term of the appointing Director.

(b) Any notice to the Company pursuant to Article 43(a) shall be given in person to, or by sending the same by mail to the attention of the General Manager of the Company at the principal office of the Company or to such other person or place as the Board of Directors shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company (at the place as aforesaid), whichever is later, subject to the consent of the Board of Directors if the appointee is not then a member of the Board of Directors, in which case the notice will be effective as of the date of such consent.

(c) An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided however, that (i) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and (ii) that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present, and (iii) that the Alternate Director is not entitled to remuneration.

(d) An Alternate Director shall be responsible for his own acts and defaults.

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(e) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 40 and Article 43(a), and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceased to be a Director.

(f) Notwithstanding the provisions of this Article 43, and except as otherwise specifically permitted by the Companies Law, (i) no person shall be appointed as the Alternate Director for more than one Director and (ii) no External Director may appoint an Alternate Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

44. MEETINGS

(a) The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit.

(b) Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than two (2) days` notice shall be given of any meetings so convened unless the Chairman of the Board of Directors decides that the matters to be addressed at such meeting are of sufficient urgency to justify shorter notice. Notice of any such meeting shall be given to all the Directors and may be given orally, by telephone, in writing or by mail, telex, cablegram or facsimile. Notwithstanding anything to the contrary herein, failure to deliver notice to a director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to action being taken at such meeting, by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid.

45. QUORUM

Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by telephone conference of a majority of the Directors then in office who are lawfully entitled to participate in the meeting. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by telephone conference) when the meeting proceeds to business.

46. CHAIRMAN OF THE BOARD OF DIRECTORS

The Board of Directors may from time to time, elect one of its members to be the Chairman of the Board of Directors, and another of its members as Co-Chairman, remove such Chairman and Co-Chairman from office and appoint others in their place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting or if he is unwilling to take the chair, the Co-Chairman shall preside. If both the Chairman and the Co-Chairman are not present within such fifteen (15) minutes or are unwilling to take the chair the Directors present shall choose one of their number to be the Chairman of such meeting

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47. VALIDITY OF ACTS DESPITE DEFECTS

All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

48. CHIEF EXECUTIVE OFFICER AND PRESIDENT

The Board of Directors may from time to time appoint one or more persons, whether or not Directors, and subject to the applicable provisions of the Companies Law, as Chief Executive Officer or Officers, General Manager or Managers, or President of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have authority with respect of the management of the Company in the ordinary course of business. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

MINUTES

49. MINUTES

(a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose, and shall be held by the Company at its principal place of office or its Registered Office or such other place as shall have been determined by the Board of Directors. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

(b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

DIVIDENDS

50. DECLARATION OF DIVIDENDS

The Board of Directors may, subject to the applicable provisions of the Companies Law, from time to time declare, such dividend as may appear to the Board of Directors to be justified by the profits of the Company.

51. FUNDS AVAILABLE FOR PAYMENT OF DIVIDEND

No dividend shall be paid otherwise than out of the Profits (as such term is defined in the Companies Law) of the Company.

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52. AMOUNT PAYABLE BY WAY OF DIVIDENDS

(a) Subject to the rights of the holders of shares as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which such dividend is being paid without taking into account the premium paid up for the shares. The amount paid up on account of a share which has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder shall not be deemed, for the purposes of this Article, to be sum paid on account of the share.

(b) Whenever the rights attached to any shares or the terms of issue of the shares do not provide otherwise, shares which are fully paid up or which are credited as fully or partly paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).

53. INTEREST

No dividend shall carry interest as against the Company.

54. PAYMENT IN SPECIE

Upon the determination of the Board of Directors, the Company (i) may cause any monies, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in payment, in full or in part, of the uncalled liability on all issued shares or debentures or debenture stock if such liability exists, on a pro rata basis; and (ii) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

55. IMPLEMENTATION OF POWERS UNDER ARTICLE 54

For the purpose of giving full effect to any resolution under Article 54, and without derogating from the provisions of Article 6(b) hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend  or capitalized fund as may seem expedient to the Board of Directors.

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56. DIVIDEND ON UNPAID SHARES

Without derogating from Article 52 hereof, the Board of Directors may give an instruction which shall prevent the distribution of a dividend to the registered holders of share the full nominal amount of which has not been paid up.

57. RETENTION OF DIVIDENDS

(a) The Board of Directors may retain any dividend or other monies payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b) The Board of Directors may retain any dividend or other monies payable or property distributable in respect of a share in respect of which any person is, under Article 19 or 20, entitled to become a member, or which any person, is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

58. UNCLAIMED DIVIDENDS

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof. The principal (and only the principal) of an unclaimed dividend or such other moneys shall be if claimed, paid to a person entitled thereto.

59. MECHANICS OF PAYMENT

The Board of Directors may fix the mechanics for payment of dividends as it deems fit.  However, if nothing to the contrary in the resolution of the Board of Directors, than all dividends or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register of  Members or his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 19 or 20 hereof, as applicable, or such person`s bank account), or to such person and at such other address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

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60. RECEIPT FROM A JOINT HOLDER

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS

61. BOOKS OF ACCOUNT

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law.  Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors.  No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.

62. AUDIT

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

63. AUDITORS

The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to set the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to set such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be set in an amount commensurate with the volume and nature of the services rendered by such auditor(s).  The appointment by the General Meeting of auditors shall be for a term not to exceed the period ending upon the third Annual General Meeting next following such appointment.

BRANCH REGISTERS

64. BRANCH REGISTERS

Subject to and in accordance with the provisions of Sections 138 and 139, of the Companies Law and to all orders and regulation issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

65 INSURANCE, INDEMNITY, AND EXCULPATION

Subject to the provisions of the Companies Law with regard to such matters and to the maximum extent permitted under the Companies Law:

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65.1 INSURANCE

The Company may enter into a contract to insure the liability, in whole or in part, of any of its Office Holders (as such term is defined in the Companies Law) with respect to an obligation imposed on such Office Holder due to an act performed by the Office Holder in the Office Holder`s capacity as an Office Holder of the Company arising from any of the following:

(a)    a breach of duty of care to the Company or to any other person;

(b)    a breach of duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the act that resulted in such breach would not harm the interests of the Company; and

(c)    a financial liability imposed on such Office Holder in favor of any other person.

65.2. INDEMNITY

(a) Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may resolve retroactively to indemnify an Office Holder of the Company with respect to the following liabilities and expenses, provided that such liabilities or expenses were incurred by such Office Holder in such Office Holder's capacity as an Office Holder of the Company:

(i)                  a financial liability imposed on an Office Holder in favor of another person by any judgment, including a judgment given as a result of a settlement or an arbitrator`s award which has been confirmed by a court in respect of an act performed by the Office Holder.

(ii)                reasonable litigation expenses, including attorneys` fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment (as defined in the Companies Law) was filed against such Office Holder as a result of such investigation or proceeding; and (ii) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding or if such financial liability was imposed, it was imposed with respect to an offence that does not require proof of criminal intent.

(iii)               reasonable litigation costs, including attorney`s fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings filed against the Office Holder by the Company or in its name or by any other person or in a criminal charge in respect of which the Office Holder was acquitted or in a criminal charge in respect of which the Office Holder was convicted for an offence which did not require proof of criminal intent.

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(b) Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may undertake in advance to indemnify an Office Holder of the Company with respect to those liabilities and expenses described in the following Articles:

(i) Sub-Article 65.2(a)(ii) and 65.2(a)(iii); and

(ii) Sub-Article 65.2(a)(i), provided that the undertaking to indemnify:

(1)    is limited to such events which the Board of Directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made and for such amounts or criteria which the Board of Directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances; and

(2)    the undertaking to provide such indemnification shall set forth such events which the Board of Directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made, and the amounts or criteria which the Board of Directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances.

65.3. EXCULPATION

Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may exculpate, in advance, any Office Holder from any liability for damages arising out of a breach of a duty of care towards the Company, other than breach of such duty of care towards the Company in connection with a distribution (as such term is defined in the Companies Law).

65.4 EFFECTIVENESS

(a)    Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to Article 65 shall be prospective in effect, and shall not affect the Company`s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment.

(b)    The provisions of Article 65 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, with respect to the procurement of insurance or the granting of indemnification or exculpation in favor of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder; or any Office Holder to the extent that such insurance, indemnification or exculpation is not specifically prohibited by law, provided that the procurement of any such insurance or the granting of any such indemnification or exculpation shall be approved by the Board of Directors. Any modification of Article 65 shall be prospective in effect and shall not affect the Company`s obligation or ability to indemnify an Office Holder for any act or omission occurring prior to such modification.

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WINDING UP

66. WINDING UP

If the Company is  wound up, then subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the respective holdings of the shares in respect of which such distribution is being made.

RIGHTS OF SIGNATURE, STAMP, AND SEAL

67. RIGHTS OF SIGNATURE, STAMP, AND SEAL

(a) The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person (s) on behalf of the Company shall bind the Company insofar as such person (s) acted and signed within the scope of his or their authority.

(b) The Board of Directors may provide for a seal.  If the Board of Directors so provides, it shall also provide for the safe custody thereof.  Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person (s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

NOTICES

68. NOTICES

(a) Any written notice or other document may be served by the Company upon any member either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such member at his address as described in the Register of Members.  Any written notice or other document may be served by any member upon the Company by tendering the same in person to the Secretary or the General Manager or Chief Executive Officer of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at it Registered Address.  Any such notice or other document shall be deemed to have been served two (2) business days after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the General Manager).  Notice sent by cablegram, telex, or facsimile shall be deemed to have been served two business days after the notice is, sent to the addressee, or when in fact received, whichever is earlier, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 68 (a).

(b) All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

(c) Any member whose address is not described in the Register of Members, and who shall not have designated in writing delivered to the Company an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

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Appendix B

TERMS OF AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

Indemnification Agreement dated as of ______, 200_ from M-Systems Flash Disk Pioneers Ltd. to ________________ (the "Office Holder")

You are or have been appointed as a director or office holder of M-Systems Flash Disk Pioneers Limited, a company organized under the laws of the State of Israel (the "Company"), and in order to enhance your service to the Company in an effective manner, the Company desires to provide hereunder for your indemnification to the fullest extent permitted by law.

In consideration of your continuing to serve the Company, the Company hereby agrees as follows:

1. The Company hereby undertakes to indemnify you to the maximum extent permitted by the Companies Law - 1999 (the "Companies Law") in respect of the following:

1.1                  any financial obligation imposed on you in favor of another person by, or expended by you as a result of, a court judgment, including a settlement or an arbitrator`s award approved by court, in respect of any act or omission ("action") taken or made by you in your capacity as a director or office holder of the Company;

1.2                  all reasonable litigation expenses, including reasonable attorneys` fees, expended by you or charged to you by a court, in a proceeding instituted against you by the Company or on its behalf or by another person, or in any criminal proceedings in which you are acquitted, or in any criminal proceedings of a crime which does not require proof of mens rea (criminal intent) in which you are convicted, all in respect of actions taken by you in your capacity as a director or officer of the Company; and

1.3                  all reasonable litigation expenses, including reasonable attorneys` fees, expended by you due to an investigation or a proceeding instituted against you by an authority qualified to conduct such investigation or proceeding, where such investigation or proceeding is concluded without the filing of an indictment against you (as defined in the Companies Law) and without any financial obligation imposed on you in lieu of criminal proceedings (as defined in the Companies Law), or that is concluded without your indictment but with a financial obligation imposed on you in lieu of criminal proceedings with respect to a crime that does not require proof of mens rea (criminal intent), all in respect of actions taken by you in your capacity as a director or office holder of the Company;

2. The Company will not indemnify you for any amount you may be obligated to pay in respect of:

2.1                  breach of your duty of loyalty to the Company, except, to the extent permitted by the Companies Law, for a breach of a duty of loyalty to the Company while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the Company;

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2.2                  a willful or reckless breach of the your duty of care to the Company;

2.3                  an action taken or omission by you with the intent of unlawfully realizing personal gain;

2.4                  a fine or penalty imposed upon you for an offense; and

2.5                  a counterclaim brought by the Company or in its name in connection with a claim against the Company filed by you, other than by way of defense or by way of third party notice in connection with a claim brought against you by the Company, or in specific cases in which the Company`s Board of Directors has approved the initiation or bringing of such suit by you, which approval shall not be unreasonably withheld.

3. The Company will make available all amounts payable to you in accordance with Section 1 above on the date on which such amounts are first payable by you ("Time of Indebtedness"), including with respect to any claim against you initiated by the Company or in its right, and with respect to items referred to in Sections 1.2 and 1.3 above, not later than the date on which the applicable court renders its decision. Advances given to cover legal expenses in criminal proceedings will be repaid by you to the Company if you are found guilty of a crime which requires proof of criminal intent. Other advances will be repaid by you to the Company if it is determined that you are not lawfully entitled to such indemnification.

As part of the aforementioned undertaking, the Company will make available to you any security or guarantee that you may be required to post in accordance with an interim decision given by a court or an arbitrator, including for the purpose of substituting liens imposed on your assets.

4. The Company will indemnify you even if at the relevant Time of Indebtedness you are no longer a director or office holder of the Company provided that the obligations with respect to which you will be indemnified hereunder are in respect of actions taken by you while you were a director or office holder of the Company as aforesaid, and in such capacity.

5. The undertaking of the Company set forth in Section 1.1 shall be (i) limited to matters that result from or are connected or otherwise related to events and circumstances set forth in Schedule A hereto, which are deemed by the Company's Board of Directors, based on the current activity of the Company, to be foreseeable as of the date hereof and (ii) shall not exceed an amount of $ 50 million.

6. Subject to the limitations of Section 5 above, the indemnification hereunder will, in each case, cover all sums of money that you will be obligated to pay, in those circumstances for which indemnification is permitted under the law and under this Indemnification Agreement.

7. The Company will be entitled to receive any amount collected from a third party in connection with liabilities indemnified hereunder.

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8. In all indemnifiable circumstances, indemnification will be subject to the following:

8.1                  You shall promptly notify the Company of any legal proceedings initiated against you and of all possible or threatened legal proceedings without delay following your first becoming aware thereof, however, your failure to notify the Company as aforesaid shall not derogate from your right to be indemnified as provided herein (except to the extent that such failure to notify causes the Company damages). You shall deliver to the Company, or to such person as it shall advise you, without delay all documents you receive in connection with these proceedings.

Similarly, you shall advise the Company on an ongoing and current basis concerning all events which you suspect may give rise to the initiation of legal proceedings against you in connection with your actions or omissions as a director or office holder of the Company.

8.2                  Other than with respect to proceedings that have been initiated against you by the Company or in its name, the Company shall be entitled to undertake the conduct of your defense in respect of such legal proceedings and/or to hand over the conduct thereof to any attorney which the Company may choose for that purpose, except to an attorney who is not, upon reasonable grounds, acceptable to you.  The Company shall notify you of any such decision to defend with ten (10) calendar days of receipt of notice of any such proceeding.

The Company or the attorney as aforesaid shall be entitled, within the context of the conduct as aforesaid, to conclude such proceedings, all as they shall see fit, including by way of settlement. At the request of the Company, you shall execute all documents required to enable the Company or its attorney as aforesaid to conduct your defense in your name, and to represent you in all matters connected therewith, in accordance with the aforesaid.

For the avoidance of doubt, in the case of criminal proceedings the Company or the attorneys as aforesaid will not have the right to plead guilty in your name or to agree to a plea-bargain in your name without your consent. However, the aforesaid will not prevent the Company or its attorneys as aforesaid, with the approval of the Company, to come to a financial arrangement with a plaintiff in a civil proceeding without your consent so long as such arrangement will not be an admittance of an occurrence not indemnifiable pursuant to this Indemnification Agreement or pursuant to law. The Company shall not, without your prior written consent, consent to the entry of any judgment against you or enter into any settlement or compromise which (i) includes an admission of your fault, (ii) does not include, as an unconditional term thereof, the full release of you from all liability in respect of such proceeding or (iii) is not fully indemnifiable pursuant to this Indemnification Agreement and pursuant to law.  This paragraph shall not apply to a proceeding brought by you under Section 8.7 below.

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8.3                  You will fully cooperate with the Company and/or any attorney as aforesaid in every reasonable way as may be required of you within the context of their conduct of such legal proceedings, including but not limited to the execution of power(s) of attorney and other documents, provided that the Company shall cover all costs incidental thereto such that you will not be required to pay the same or to finance the same yourself.

8.4                  Notwithstanding the provisions of Sections 8.2 and 8.3 above, (i) if in a proceeding to which you are a party by reason of your status as a director or officer of the Company and the named parties to any such proceeding include both you and the Company or any subsidiary of the Company, a conflict of interest or potential conflict of interest (including the availability to the Company and its subsidiary, on the one hand, and you, on the other hand, of different or inconsistent defenses or counterclaims) exists between you and the Company, or (ii) if the Company fails to assume the defense of such proceeding in a timely manner, you shall be entitled to be represented by separate legal counsel, which shall represent other persons similarly situated, of the Company`s choice and reasonably acceptable to you and other person`s choice, at the expense of the Company.   In addition, if the Company fails to comply with any of its material obligations under this Indemnification Agreement or in the event that the Company or any other person takes any action to declare this Indemnification Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from you the benefits intended to be provided to you hereunder, except with respect to such actions, suits or proceedings brought by the Company that are resolved in favor of the Company, you shall have the right to retain counsel of your choice, and reasonably acceptable to the Company and at the expense of the Company, to represent you in connection with any such matter.

8.5                  If, in accordance with Section 8.2 (but subject to Section 8.4), the Company has taken upon itself the conduct of your defense, the Company will have no liability or obligation pursuant to this Indemnification Agreement or the above resolutions to indemnify you for any legal expenses, including any legal fees, that you may expend in connection with your defense, unless (i) the Company shall not have assumed the conduct of your defense as contemplated, (ii) the Company refers the conduct of your defense to an attorney who is not, upon reasonable grounds, acceptable to you, (iii) the named parties to any such action (including any impleaded parties) include both you and the Company, and joint representation is inappropriate under applicable standards of professional conduct due to a conflict of interest between you and the Company, or (iv) the Company shall agree to such expenses in either of which events all reasonable fees and expenses of your counsel shall be borne by the Company.

8.6                  The Company will have no liability or obligation pursuant to this Indemnification Agreement to indemnify you for any amount expended by you pursuant to any compromise or settlement agreement reached in any suit, demand or other proceeding as aforesaid without the Company`s consent to such compromise or settlement.

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8.7                  If required by law, the Company`s authorized organs will consider the request for indemnification and the amount thereof and will determine if you are entitled to indemnification and the amount thereof.  In the event that you make a request for payment of an amount of indemnification hereunder or a request for an advancement of indemnification expenses hereunder and the Company fails to determine your right to indemnification hereunder or fails to make such payment or advancement, you may petition any court which has jurisdiction to enforce the Company`s obligations hereunder.  The Company agrees to reimburse you in full for any reasonable expenses incurred by you in connection with investigating, preparing for, litigating, defending or settling any action brought by you under the immediately preceding sentence, except where such action or any claim or counterclaim in connection therewith is resolved in favor of the Company.

9. The Company hereby exempts you, to the fullest extent permitted by law, from any liability for damages caused as a result of a breach of your duty of care to the Company, provided that in no event shall you be exempt with respect to any actions listed in Section 2 above or breach of your duty of care in connection with distribution of Company's assets.

10. If for the validation of any of the undertakings in this Indemnification Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause them to be done or adopted in a manner which will enable the Company to fulfill all its undertakings as aforesaid.

11. For the avoidance of doubt, it is hereby clarified that nothing contained in this Indemnification Agreement shall derogate from the Company`s right to indemnify you post factum for any amounts which you may be obligated to pay as set forth in Section 1 above without regard to the limitations set forth in Section 5 above.

12. If any undertaking included in this Indemnification Agreement is held invalid or unenforceable, such invalidity or unenforceability will not affect any of the other undertakings which will remain in full force and effect. Furthermore, if such invalid or unenforceable undertaking may be modified or amended so as to be valid and enforceable as a matter of law, such undertaking will be deemed to have been modified or amended, and any competent court or arbitrator is hereby authorized to modify or amend such undertaking, so as to be valid and enforceable to the maximum extent permitted by law.

13. This Indemnification Agreement and the agreements herein shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

14. This Indemnification Agreement cancels any preceding letter of indemnification or arrangement for indemnification that may have been issued to you by the Company.

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15. Neither the settlement nor termination of any proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that you are not entitled to indemnification hereunder.  In addition, the termination of any proceeding by judgment or order (unless such judgment or order provides so specifically) or settlement, shall not create a presumption that you did not act in good faith and in a manner which you reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that your action was unlawful.

16. This Indemnification Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of your heirs, personal representatives, executors and administrators.  This Indemnification Agreement shall continue for your benefit and your heirs', personal representatives', executors' and administrators' benefit after you cease to be a director or office holder of the Company.

17. Except with respect to changes in the governing law which expand your right to be indemnified by the Company, no supplement, modification or amendment of this Indemnification Agreement shall be binding unless executed in writing by each of the parties hereto.  No waiver of any of the provisions of this Indemnification Agreement shall be deemed or shall constitute a waiver of any other provisions of this Indemnification Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

This Indemnification Agreement is being issued to you pursuant to the resolutions duly adopted by the Board of Directors and General Meeting of the Company. The Board of Directors has determined, based on the current activity of the Company, that the amount stated in Section 5 is reasonable and that the events listed in Schedule A are reasonably anticipated.

Kindly sign and return the enclosed copy of this letter to acknowledge your agreement to the contents hereof.

Very truly yours,

_______________________

M-Systems Flash Disk Pioneers Ltd.

By:      ___________________

Name: ___________________

Title:  ___________________

Date:  ___________________

Accepted and agreed to:

Name: _________________

Date:   ___________________

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Schedule A

1. Negotiations, execution, delivery and performance of agreements on behalf of the Company and any subsidiary thereof ("Subsidiary") including, inter alia, any claim or demand made by a customer, supplier, contractor or other third party transacting any form of business with the Company, its Subsidiaries or affiliates relating to the negotiations or performance of such transactions, representations or inducements provided in connection thereto or otherwise.

2. Anti-competitive acts and acts of commercial wrongdoing.

3. Acts in regard of invasion of privacy including with respect to databases and acts in regard of slander.

4. Any claim or demand made for actual or alleged infringement, misappropriation or misuse of any third party`s intellectual property rights including, but not limited to confidential information, patents, copyrights, design rights, service marks, trade secrets, copyrights, misappropriation of ideas by the Company, its Subsidiaries or affiliates.

5, Actions taken in connection with the intellectual property of the Company and any Subsidiary and its protection, including the registration or assertion of rights to intellectual property and the defense of claims relating thereof.

6. Participation or non-participation at the Company`s board meetings, bona fide expression of opinion or voting or abstention from voting at the Company`s board meetings.

7. Approval of corporate actions including the approval of the acts of the Company`s management, their guidance and their supervision.

8. Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care in regard of the Company`s business.

9. Violations of securities laws of any jurisdiction, including without limitation, fraudulent disclosure claims, failure to comply with SEC or the Israeli Securities Authority or any stock exchange disclosure or other rules and any other claims relating to relationships with investors, shareholders and the investment community and any claims related to the Sarbanes-Oxley Act of 2002, as amended from time to time.

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10. Any claim or demand made under any securities laws or by reference thereto, or related to the failure to disclose any information in the manner or time such information is required to be disclosed pursuant to such laws, or related to inadequate or improper disclosure of information to shareholders, or prospective shareholders, or related to the purchasing, holding or disposition of securities of the Company or any other investment activity involving or affected by such securities, including any actions relating to an offer or issuance of securities of the Company or of its subsidiaries and/or affiliates to the public by prospectus or privately by private placement, in Israel or abroad, including the details that shall be set forth in the documents in connection with execution thereof.

11. Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations or laws related to any governmental grants in any jurisdiction.

12. Claims in connection with publishing or providing any information, including any filings with any governmental authorities, on behalf of the Company in the circumstances required under any applicable laws

13. Any claim or demand made by employees, consultants, agents or other individuals or entities employed by or providing services to the Company relating to compensation owed to them or damages or liabilities suffered by them in connection with such employment or service.

14. Resolutions or actions relating to employment matters of the Company or its Subsidiaries or affiliates.

15. Events, pertaining to the employment conditions of employees and to the employer - employee relations, including the promotion of workers, handling pension arrangements, insurance and saving funds, options and other benefits.

16. Any claim or demand made by any lenders or other creditors or for moneys borrowed by, or other indebtedness of, the Company, its Subsidiaries or affiliates.

17. Any claim or demand made by any third party suffering any personal injury or bodily injury or property damage to business or personal property through any act or omission attributed to the Company, its Subsidiaries or affiliates, or their respective employees, agents or other persons acting or allegedly acting on their behalf.

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18. Any claim or demand made directly or indirectly in connection with complete or partial failure, by the Company or any Subsidiary or affiliate thereof, or their respective directors, officers and employees, to pay, report, keep applicable records or otherwise, of any foreign, federal, state, country, local, municipal or city taxes or other compulsory payments of any nature whatsoever, including without limitation, income, sales, use, transfer, excise, value added, registration, severance, stamp, occupation, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll or employee withholding or other withholding, including any interest, penalty or addition thereto, whether disputed or not.

19. Any claim or demand made by purchasers, holders, lessors or other users of products or assets of the Company, or individuals treated with such products, for damages or losses related to such use or treatment.

20. Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations proceedings or notices of noncompliance or violation by any governmental entity or other person alleging potential responsibility or liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries, or penalties or contribution, indemnification, cost recovery, compensation, or injunctive relief) arising out of, based on or related to (x) the presence of, release spill, emission, leaking, dumping, pouring, deposit, disposal , discharge, leaching or migration into the environment (each a "Release") or threatened Release of, or exposure to, any hazardous, toxic, explosive or radioactive substance, wastes or other substances or wastes of any nature regulated pursuant to any environmental law, at any location, whether or not owned, operated, leased or managed by the Company or any of its subsidiaries, or (y) circumstances forming the basis of any violation of any environmental law, environmental permit, license, registration or other authorization required under applicable environmental and/or  public health law.

21. Actions in connection with the Company`s development, use, sale, licensing, distribution, marketing or offer of products or services.

22. Resolutions or actions relating to a merger of the company or of its subsidiaries or affiliates, the issuance of shares or securities exercisable into shares of the Company, changing the share capital of the Company, formation of subsidiaries, reorganization, winding up or sale of all or part of the business, operations or shares the Company.

23. Resolutions or actions relating to investments in the Company and/or its subsidiaries or affiliated companies or the purchase or sale of assets, including the purchase or sale of companies or businesses, or investments in corporate or other entities or investments in traded securities or any other form of investment.

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24. Any administrative, regulatory or judicial actions, orders, decrees, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any governmental entity or other person alleging the failure to comply with any statute, law, ordinance, rule, regulation, order or decree of any of its subsidiaries and/or affiliates, or any of their respective business operations.

25. Any claim or demand, not covered by any of the categories of events described above, which, pursuant to any applicable law, a director or officer of the Company may be held liable to any government or agency thereof, or any person or entity, in connection with actions taken by such director or officer in such capacity.

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